CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 130 to the Registration Statement (Form N-1A, No. 2-11357) of our reports dated October 16, 2007, on the financial statements and financial highlights of Neuberger Berman Fasciano Fund, Neuberger Berman Focus Fund, Neuberger Berman Genesis Fund, Neuberger Berman Guardian Fund, Neuberger Berman International Fund, Neuberger Berman International Institutional Fund, Neuberger Berman International Large Cap Fund, Neuberger Berman Partners Fund, Neuberger Berman Real Estate Fund,
Neuberger  Berman Dividend Fund  (formerly,  Neuberger  Berman Premier  Dividend
Fund), and Neuberger Berman Equity Income Fund (eleven of the series of Neuberger Berman Equity Funds) included in the August 31, 2007 Annual Reports to Shareholders of Neuberger Berman Equity Funds.

                                        /s/Ernst & Young LLP


Boston, Massachusetts
December 13, 2007